UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2018

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On October 31, 2018, the Board of Directors (the “Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”), upon the recommendation of the Compensation Committee of the Board, approved a $226,000 cash bonus for Lowell L. Junkins in recognition of his performance as Farmer Mac’s Acting President and Chief Executive Officer from December 7, 2017 until October 15, 2018. The Compensation Committee reviewed Mr. Junkins’ performance as Farmer Mac’s Acting President and Chief Executive Officer and qualitatively evaluated his achievements toward the strategic objectives of Farmer Mac, with a particular focus on the effectiveness of his leadership during the transition period of executive management and the successes achieved under his leadership in the areas of corporate governance, internal communications, safety and soundness, human capital, and the onboarding of Bradford T. Nordholm as Farmer Mac’s new President and Chief Executive Officer starting on October 15, 2018. During Mr. Junkins’ service as Farmer Mac’s Acting President and Chief Executive Officer, he continued to receive cash director fees for his service as the Chairman of the Board. He continues to serve as Farmer Mac’s Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Executive Vice President – General Counsel

Dated: November 2, 2018